Exhibit 99.1

FOR IMMEDIATE RELEASE

Gulfport Energy Corporation Announces Pricing of Secondary Public Offering of Common Stock

OKLAHOMA CITY (December 7, 2007) Gulfport Energy Corporation (NASDAQ: GPOR) today announced that it has priced a public offering of 4,500,000 shares of its common stock at $17.50 per share to the public. A stockholder has granted the underwriters a 30-day option to purchase up to an additional 675,000 shares of Gulfport’s common stock at the public offering price less the underwriting discount. Gulfport will not receive any proceeds from the sale of shares by the selling stockholder. Johnson Rice & Company L.L.C. and Jefferies & Company, Inc. acted as the underwriters for the offering.

Gulfport intends to use the net proceeds from the offering to fund a portion of the purchase price for its interest in the previously announced acquisition of oil and natural gas properties in the Permian Basin in West Texas.

The offering is expected to close on December 12, 2007, subject to customary closing conditions. The common stock will be issued pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.

A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission and be available on the SEC’s website, www.sec.gov. Copies of the prospectus supplement and the related base prospectus relating to the offering may be obtained from Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113, 1-800-443-5924, and Jefferies & Company, Inc., Equity Capital Markets, 520 Madison Avenue, New York, New York 10022, 1-888-449-2342.

This press release does not constitute an offer to sell or a solicitation of an offer to buy shares of Gulfport’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the related base prospectus.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast. Gulfport also holds a significant acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC, which has drilled core samples to further evaluate the acreage. In addition, Gulfport is participating in 13 wells in the Bakken play in the Williston Basin in North Dakota and has an interest in entities with acreage in Southeast Asia, including the producing Phu Horm gas field in Thailand.

Forward Looking Statements

Certain statements included in this press release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the consummation of the transactions described above. Gulfport cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically, Gulfport cannot assure you that the proposed transactions described above will be consummated on the terms Gulfport currently contemplates, if at all. More information about the risks and uncertainties relating to these forward-looking statements are found in Gulfport’s SEC filings, including its most recent Annual Report on Form 10-KSB and its Quarterly Reports on Form 10-Q for the periods ended subsequent to the filing of its Annual Report on Form 10-KSB, all of which are available free of charge on the SEC’s web site at http://www.sec.gov.

Any forward-looking statements made in this press release speak only as of the date of this release and, except as required by law, Gulfport undertakes no obligation to update any forward-looking statement contained in this press release, even if Gulfport’s expectations or any related events, conditions or circumstances change. Gulfport is not responsible for any changes made to this release by wire or Internet services.

Investor & Media Contact:

John Kilgallon

Director, Investor Relations

jkilgallon@gulfportenergy.com

405-242-4474